Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Excelerate Energy, Inc. of our report dated March 16, 2022 relating to the financial statements of Excelerate Energy, Inc., which appears in the prospectus dated April 14, 2022 filed by Excelerate Energy, Inc. pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Registration Statement on Form S-1, as amended (No. 333-262065).

/s/ PricewaterhouseCoopers LLP

Houston, Texas
April 18, 2022